                                                                     Exhibit 1.1

                            PULASKI FINANCIAL CORP.

                     Up to 6,900,000 Shares of Common Stock
                                 $.01 Par Value

                        Purchase Price $10.00 Per Share


                                AGENCY AGREEMENT
                                ----------------


                              ______________, 1998



Charles Webb & Company
211 Bradenton Avenue
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

     Pulaski Bancshares M.H.C., a federally chartered mutual holding company (the "MHC"), Pulaski Bank, a Federal Savings Bank, St. Louis, Missouri (the "Savings Bank"), a federally chartered savings bank with 69.81% of its outstanding common stock owned by the MHC and with its deposit accounts insured by the Savings Association Insurance Fund (the "SAIF") administered by the Federal Deposit Insurance Corporation (the "FDIC"), and Pulaski Financial Corp., St. Louis, Missouri, a Delaware corporation (the "Company") (the MHC, the Savings Bank and the Company being sometimes referred to together herein as the "Constituent Entities"), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc., doing business through its division Charles Webb & Company (the "Agent"), as follows:

     SECTION 1.  THE OFFERING.  The Savings Bank, in accordance with a plan of
                 ------------
conversion (the "Plan"), adopted by its Board of Directors, intends to convert from the mutual holding company form of organization to the stock holding company form of organization and to issue all of its outstanding capital stock to the Company.

     Pursuant to the Plan, the Company will offer and sell up to 6,900,000 (subject to adjustment up to 7,935,000) shares of its common stock, with a par value of $.01 per share (the "Shares" or "Common Stock"), in a subscription offering (the "Subscription Offering") to (i) Eligible Account Holders, (ii) the Savings Bank's ESOP, (iii) Supplemental Eligible Account Holders and (iv) Other Members, as those terms are defined in the Plan. The Company shall offer any Shares not subscribed for in the Subscription Offering for sale in a community offering (the "Direct Community Offering" and, when referred to together with the Subscription Offering, the "Subscription and Direct Community Offering") to certain members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered, with preference given first to public stockholders of the Savings Bank and second to natural persons and trusts of natural persons who reside in St. Louis, Missouri; St. Charles, Jefferson, Franklin or St. Louis Counties, Missouri; or Jersey, St. Clair, Monroe or Madison Counties, Illinois. If any
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Charles Webb & Company
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Shares are not subscribed for or purchased in the Subscription and Direct
Community Offering, the Agent, at the request of the Company and the Savings Bank, shall seek to form a syndicate of selected registered broker-dealers to assist in the sale of such Shares on a best efforts basis in a syndicated community offering (the "Syndicated Community Offering"). It is acknowledged that the purchase of the Shares is subject to the purchase limitations described in the Plan and that the Company and the Savings Bank may reject, in whole or in part, any orders received in the Direct Community Offering or the Syndicated Community Offering. The Subscription Offering, Direct Community Offering and Syndicated Community Offering are collectively referred to as the "Offering." Collectively, the Offering and the other activities described in the Plan are referred to herein as the "Conversion."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-___________), including exhibits (the "Registration Statement"), containing a prospectus relating to the Offering, for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments and supplements thereto, if any, and such amended prospectuses and supplemented prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

     The Savings Bank has filed with the Office of Thrift Supervision (the "OTS") an Application for Approval of Conversion, including exhibits (the "Conversion Application"), including the Prospectus contained therein, and has filed such amendments or supplements thereto, if any, as may have been required pursuant to the Home Owners' Loan Act, as amended (the "HOLA"), and 12 C.F.R.
Part 563b (the "Conversion Regulations"). In addition, the Company has filed with the OTS an application on Form H-(e)1-S, including exhibits (the "Holding Company Application'), and has filed such amendments or supplements thereto, if any, as may have been required to become a registered savings and loan holding company under the HOLA.

     SECTION 2.  RETENTION OF AGENT; COMPENSATION AND EXPENSES; SALE AND
                 -------------------------------------------------------
DELIVERY OF THE SHARES.  Subject to the terms and conditions herein set forth,
----------------------
the Constituent Entities hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist them with respect to the sale of the Shares in the Offering.

     On the basis of the representations and warranties and the agreements herein, but subject to the terms and conditions herein, the Agent accepts such appointment and agrees to consult
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Charles Webb & Company
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________________, 1998

with and advise the Constituent Entities as to the matters set forth in the letter agreement dated March 25, 1998 (the "Letter Agreement"), between the Savings Bank and the Agent. The Agent shall not be required to purchase any Shares or take any action inconsistent with all applicable laws, regulations, decisions or orders. In the event of the Syndicated Community Offering, the Agent shall seek to assemble and manage a selling group of selected registered broker-dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the solicitation of purchase orders for shares under a selected dealers' agreement in the form attached hereto as Exhibit A.

     The obligations of the Agent pursuant to this Agreement shall terminate upon the completion, termination or abandonment of the Plan by the Savings Bank or upon termination of the Offering, but in no event later than _____________, 1998 (the "End Date"), unless otherwise specifically provided in this Agreement. All unpaid fees and expenses due to the Agent shall be payable in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Savings Bank and the Agent may agree to renew this Agreement under mutually acceptable terms.

     In the event the Company is unable to sell a minimum of 5,100,000 Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to all persons who have subscribed for any of the Shares, the full amount of their subscriptions plus accrued interest as set forth in the Prospectus, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 8, 9, and 10 hereof.

     In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid the fees and expenses accruing to the date of such termination pursuant to this Section 2.

     If all conditions precedent to the consummation of the Conversion are satisfied, including without limitation the receipt of subscriptions for the minimum number of Shares permitted to be sold in the Conversion on the basis of the most recent updated appraisal report and compliance by the Constituent Entities with the conditions set forth in Section 7 hereof to the reasonable satisfaction of the Agent and its counsel, the Company agrees to issue, or have issued, the Shares sold in the Offering and release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan. The release of Shares against payment therefor shall be made at a time, date and place mutually acceptable to the Company, the Savings Bank and the Agent. Certificates for Shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

     The Agent shall receive the following compensation for its services hereunder:
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Charles Webb & Company
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________________, 1998

     (a) A management fee of $40,000, payable in four consecutive monthly installments, of which $_______ has been paid.

     (b) A success fee equal to (i) 0.8% of the aggregate purchase price of the Shares sold in the Subscription and Direct Community Offering, excluding Shares subscribed or purchased by the Savings Bank's officers, directors or employees (or their immediate family members) or by the ESOP or any tax-qualified or stock-based compensation plans (except Individual Retirement Accounts) or similar plan created by the Savings Bank for some or all of its directors or employees. The management fee described in the paragraph (a) will be applied against the success fee.

     (c) For Shares sold in the Syndicated Community Offering by selected broker-dealers, the Agent shall receive a fee not to exceed 5.5% of the aggregate purchase price of the Shares sold by such selected broker-dealers, and the Agent shall pass on to such selected broker-dealers an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. [IN THE EVENT ANY FEES ARE PAID PURSUANT TO THIS SUBSECTION (C), SUCH FEES SHALL BE IN LIEU OF, AND NOT IN ADDITION TO, THE FEES PAID PURSUANT TO SUBSECTION (B) ABOVE.] Fees with respect to purchases effected with the assistance of broker-dealers other than the Agent shall be transmitted by the Agent to such broker-dealer.

     Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Constituent Entities jointly and severally agree to pay or reimburse the Agent, from time to time upon the Agent's request, for its reasonable out-of-pocket expenses (not to exceed $10,000) without prior approval by the Company and the Savings Bank, including costs of travel, meals and lodging, photocopying, telephone facsimile and couriers and the reasonable legal fees and expenses of its counsel. Such reimbursement of legal fees will not exceed $35,000.

     The Company and the Savings Bank shall bear the expenses of the Offering customarily borne by issuers including, without limitation, OTS, Commission, "Blue Sky," and NASD filing and registration fees; the fees of the Savings Bank's accountants, attorneys, appraiser, transfer agent and registrar, and other agent fees and expenses; any stock issue or transfer taxes; printing, mailing and marketing and syndicate expenses associated with the Conversion.

     Full payment of the Agent's fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or the End Date.

     The Agent further agrees to provide financial advisory assistance to the Company and the Savings Bank for a period of one year following completion of the Conversion, including formation of a dividend policy and share repurchase program, assistance with shareholder
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Charles Webb & Company
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________________, 1998

reporting and shareholder relations matters, general advice on mergers and acquisitions and other related financial matters, without the payment by the Company and the Savings Bank of any fees in addition to these set forth in this
Section 2.

     SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ASSOCIATION.
                 -------------------------------------------------------------
The Constituent Entities jointly and severally represent and warrant to the Agent as follows:

     (a) The Registration Statement has been declared effective by the Commission; at the time the Registration Statement, including the Prospectus contained therein, became effective, the Registration Statement, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, including the Prospectus contained therein, and any information regarding any of the Constituent Entities contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Savings Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding any of the Constituent Entities contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Savings Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this
Section 3(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Savings Bank by the Agent expressly regarding the Agent for use in the Prospectus under the captions "Market for Common Stock" and "The Conversion-- Plan of Distribution and Selling Commissions."

     (b) The Conversion Application has been approved by the OTS, and the related Prospectus and the proxy statement of the Savings Bank relating to the special meeting of shareholders at which the Plan shall be considered for approval by the Savings Bank's eligible shareholders have been authorized for use by the OTS; at the time of the approval of the Conversion Application, including the Prospectus contained therein, and as of the date of this Agreement, the Conversion Application, including the Prospectus, complied as to form in all material respects with the Conversion Regulations. At the time of the approval of the Conversion Application, including the Prospectus contained therein, and as of the date of this Agreement, the Conversion Application, including the Prospectus contained therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 3(b) shall not apply to statements or omissions made in reliance upon

Charles Webb & Company
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________________, 1998

and in conformity with written information furnished to the Company or the Savings Bank by the Agent expressly regarding the Agent for use in the Prospectus under the captions "Market for Common Stock" and "The Conversion."

     (c) The Holding Company Application has been approved by the OTS. At the time of the approval of the Holding Company Application and as of the date of this Agreement, the Holding Company Application complied as to form in all material respects with all applicable regulations.

     (d) No order has been issued by the OTS, the Commission or any other governmental agency preventing or suspending the use of the Prospectus, and no action by or before any governmental entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the best knowledge of the Company and the Savings Bank, threatened.

     (e) The Plan complies with the Conversion Regulations, and all action required by the Conversion Regulations to be taken by the Boards of Directors of the Constituent Entities to adopt and approve the implementation of the Plan has been duly taken.

     (f) To the best knowledge of the Constituent Entities, no person has sought to obtain review of the final action of the OTS in approving the Plan or in approving the Conversion Application or the Holding Company Application pursuant to the HOLA, the Conversion Regulations, state securities laws and regulations (collectively, the "Blue Sky Laws"), or any other statute or regulation.

     (g) The MHC is organized and is validly existing as a federally chartered mutual holding company in good standing under the laws of the United States and is duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the MHC has obtained all licenses, permits and other governmental authorizations required for the conduct of its business except where the failure to obtain such licenses, permits or other governmental authorizations would not materially adversely affect the financial condition, earnings, capital, assets or properties of the MHC and the Savings Bank taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect and the MHC is complying therewith in all material respects; the MHC is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified in one or more of such jurisdictions would have a material adverse effect on the financial condition, earnings, capital, assets properties or business of the MHC and the Savings Bank taken as a whole.

     (h) The Savings Bank is organized and is validly existing as a federally chartered savings bank in good standing under the laws of the United States and is duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Savings Bank has obtained all licenses, permits and other governmental

Charles Webb & Company
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________________, 1998

authorizations required for the conduct of its business except where the failure to obtain such licenses, permits or other governmental authorizations would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Constituent Entities taken as a whole and considered as one enterprise; all such licenses, permits and governmental authorizations are in full force and effect and the Savings Bank is complying therewith in all material respects; the Savings Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified in one or more of such jurisdictions would have a material adverse effect on the financial condition, earnings, capital, assets properties or business of the Savings Bank.

     (i) The Savings Bank does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

     (j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is qualified to do business as a foreign corporation in Missouri and in each jurisdiction in which the conduct of its business as contemplated to be conducted following the Conversion requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or the business of the Company; the Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except where the failure to obtain such licenses, permits or other governmental authorizations would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Company and the Savings Bank considered as one enterprise; and all such licenses, permits and governmental authorizations are in full force and effect, and the Company is complying in all material respects therewith.

     (k) The Savings Bank is a member of the Federal Home Loan Bank of Des Moines (the "FHLB-Des Moines"); the deposit accounts of the Savings Bank are insured by the FDIC under the SAIF up to applicable legal limits; and no proceedings for the termination or revocation of such membership or insurance are pending or, to the best knowledge of the Savings Bank, threatened.

     (l) The Constituent Entities have good and marketable title to all real property and good title to all other assets material to their business and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except as described therein or are not material to their business, considered as one enterprise; and all of the leases and subleases material to the business of the Constituent Entities, including those described in the Registration Statement and Prospectus, are in full force and effect and the Constituent Entities are complying therewith in all material respects.
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Charles Webb & Company
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________________, 1998

     (m) The Company and the Savings Bank have received an opinion of Breyer & Aguggia, Washington, D.C., with respect to the federal and Missouri income tax consequences of the Conversion as described in the Registration Statement and Prospectus; and the facts and representations upon which such opinions are based are true, accurate and complete, and none of the Constituent Entities has taken any action inconsistent therewith.

     (n) The Constituent Entities have all such power, authority, authorizations, approvals and orders, except approval or confirmation of the final appraisal of the Savings Bank, as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and (i) to carry out the Conversion as contemplated by the Plan, (ii) to convert the stock of the Savings Bank held by public shareholders of the Savings Bank into Common Stock, and (iii) to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus; the consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Constituent Entities, and this Agreement has been validly executed and delivered by the Constituent Entities and is the valid, legal and binding Agreement of each of them enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement or creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC or (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy.

     (o) The execution, delivery and performance of this Agreement by the Constituent Entities will not: (i) conflict with or constitute a breach of, or default under, the certificate of incorporation and bylaws of the Company or the charter and bylaws of the MHC or the Savings Bank, or any material contract, lease or other instrument to which any of the Constituent Entities is a party, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Constituent Entities, except for such violation which would not have a material adverse effect on the financial condition and results of operations of the Constituent Entities, considered as one enterprise; or (iii) with the exception of the liquidation account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Constituent Entities.

     (p) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in Section 2 (other than in connection with the incorporation of the Company); the Shares have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the
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Charles Webb & Company
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consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and nonassessable, except that Shares purchased by the ESOP with funds borrowed from the Company will not be fully paid to the extent payment therefor in cash has not been received by the Company; no preemptive rights exist with respect to the Shares (except for Subscription Rights granted pursuant to the Plan); and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. To the best knowledge of the Constituent Entities, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

     (q) The Constituent Entities are not in violation of any directive from the OTS, FDIC or any other governmental agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations and, except as set forth in the Registration Statement and the Prospectus, there is no suit, proceeding, charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the Constituent Entities, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement, the consummation of the transactions contemplated by the Plan and as described in the Registration Statement and the Prospectus or which might have a material adverse effect on the financial condition, earnings, capital, properties, assets or business of the Constituent Entities, considered as one enterprise.

     (r) The financial statements of the Savings Bank which are included in the Registration Statement, the Conversion Application and the Prospectus present fairly the financial condition, results of operations, retained earnings and cash flows of the Savings Bank at the respective dates thereof and for the respective periods covered thereby, and comply as to form in all material respects with the applicable accounting requirements of the Conversion Regulations, Regulation S-X of the Commission, and generally accepted accounting principles ("GAAP") consistently applied through the periods involved (except as noted therein). Such financial statements are consistent with the most recent financial statements and other reports filed by the Savings Bank with the OTS, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Savings Bank included in the Registration Statement and the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the bases described therein.

     (s) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, earnings, capital, properties or business of the Constituent Entities, considered as one enterprise, whether or not arising in the ordinary

Charles Webb & Company
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course of business; (ii) there has not been any material increase in loans past due 90 days or more or in real estate acquired by foreclosure, by deed-in-lieu of foreclosure, or deemed in-substance foreclosure, (iii) there has not been any material decrease in surplus and reserves or total assets of the Savings Bank,
(iv) none of the Constituent Entities has issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (v) there have not been any transactions entered into by the Constituent Entities, except with respect to those transactions entered into in the ordinary course of business; (vi) the properties and businesses of the Constituent Entities conform in all material respects to the descriptions thereof contained in the Prospectus; and (vii) none of the Constituent Entities has any material contingent liabilities except as disclosed in the Prospectus.

     (t) None of the Constituent Entities is in violation of its certificate of incorporation or charter, as applicable, or its bylaws, or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound, which would result in a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Constituent Entities, considered as one enterprise.

     (u) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of any of the Constituent Entities in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which it is a party or by which any of the Constituent Entities or any of their property is bound or affected, except such defaults which would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Constituent Entities, considered as one enterprise; and such agreements are in full force and effect and no other party to any such agreements has instituted or, to the best knowledge of the Constituent Entities, threatened any action or proceeding wherein any of the Constituent Entities might be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to such entity, would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Constituent Entities, considered as one enterprise.

     (v) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approvals of the OTS and the Commission, and any necessary qualification, notification, registration or exemption under the Blue Sky Laws of the various jurisdictions in which the Shares are to be offered.

     (w) Deloitte & Touche LLP, which has certified the financial statements of the Savings Bank contained in the Registration Statement, Conversion Application, and the Prospectus, are, with respect to the Constituent Entities, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the Conversion Regulations, and the 1933 Act Regulations.
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Charles Webb & Company
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________________, 1998

     (x) RP Financial, L.C., which has prepared the Conversion Valuation Appraisal Report as of _____________, 1998, as amended or supplemented, if so amended or supplemented (the "Appraisal"), is independent of the Constituent Entities within the meaning of the Conversion Regulations.

     (y) The Constituent Entities have timely filed all required federal, state and local tax returns and paid all taxes due and payable in respect of such returns, except where permitted to be extended, and have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

     (z) The Savings Bank complies in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

     (aa) To the knowledge of the Constituent Entities, none of the Constituent Entities has lent any funds for the purchase of Shares or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

     (bb) None of the Constituent Entities has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any dealings within the immediate prior 12 months with any NASD member, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of United States government and agency and other securities in the ordinary course of business;
(iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the Letter Agreement; and (iv) engaged any intermediary other than the Agent in connection with the Offering, and no person is being compensated in any manner for such service.

     (cc) The Constituent Entities have not relied upon the Agent or the Agent's counsel for any legal, tax or accounting advice in connection with the Conversion.

     (dd) All documents delivered by the Constituent Entities or their representatives in connection with the issuance and sale of the Common Stock and the Agent's exercise of due diligence, were, on the dates on which they were delivered, accurate and complete in all material respects or were amended in writing to be accurate and complete in all material respects.

     (ee) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

     (ff) To the best knowledge of the Constituent Entities, each of them complies with all laws, rules and regulations relating to environmental protection, and none of the Constituent Entities has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation

Charles Webb & Company
Page 12
________________, 1998

and Liability Act of 1980, as amended, or any other federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the best knowledge of the Constituent Entities, threatened against any of the Constituent Entities relating to environmental protection, nor do the Constituent Entities have any reason to believe that any such proceedings may be brought against any of them; and to the best knowledge of the Constituent Entities, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Constituent Entities or in which the Savings Bank has a security interest.

     Any certificate signed by an officer of any of the Constituent Entities pursuant to the conditions of this Agreement and delivered to the Agent or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Constituent Entities to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein,

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE AGENT.  The Agent
                -------------------------------------------
represents and warrants to the Constituent Entities that:

     (a) Keefe, Bruyette & Woods, Inc. is a corporation in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Constituent Entities hereunder; Charles Webb & Company is an unincorporated division of Keefe, Bruyette & Woods, Inc.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is the legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement or creditors' rights generally, or (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (c) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof shall not conflict with, or result in a breach of, any of the terms, provision or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of Keefe, Bruyette & Woods, Inc. or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

Charles Webb & Company
Page 13
________________, 1998

     (d) The Agent and its employees, and to the best knowledge of the Agent, its agents and representatives, who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

     (e) No approval of any regulatory, supervisory or other public authority other than the NASD is required in connection with the Agent's execution and delivery of this Agreement, and the approval of the NASD has been received.

     (f) There is no suit, proceeding, charge, or action before or by any court, regulatory authority or government agency or body pending or, to the best knowledge of the Agent, threatened, which might materially and adversely affect the Agent's performance of this Agreement.

     SECTION 5. COVENANTS OF THE COMPANY AND THE SAVINGS BANK.  The Constituent
                ---------------------------------------------
Entities hereby jointly and severally covenant with the Agent as follows:

     (a) The Company will not file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement, and will not file any amendment or supplement to which the Agent or its counsel shall reasonably object.

     (b) The Savings Bank will not file any amendment or supplement to the Conversion Application without providing the Agent and its counsel an opportunity to review such amendment or supplement, and will not file any amendment or supplement to which the Agent or its counsel shall reasonably object.

     (c) At any time after the Holding Company Application is approved by the OTS, the Company will not file any amendment or supplement to the Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment or supplement, and will not file any amendment or supplement to which the Agent or its counsel may reasonably object.

     (d) The Constituent Entities shall notify the Agent in writing of any violation of its certificate of incorporation or bylaws, in the case of the Company, and their respective charters and bylaws, in the case of the MHC and the Savings Bank, at any time after the date hereof and prior to the Closing Date. Unless waived in writing by the Agent, which waiver shall not be unreasonably withheld, the Company shall not be in violation of its certificate of incorporation or bylaws, and the MHC and Savings Bank shall not be in violation of their respective charters or bylaws, at any time after the date hereof and prior to the Closing Date.

     (e) The Company and the Savings Bank shall use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission

Charles Webb & Company
Page 14
________________, 1998

and any post-approval amendment to the Conversion Application or the Holding Company Application to be approved by the OTS, and shall immediately notify the Agent upon receipt of any information concerning any of the following events:
(i) when any post-effective amendment to the Registration Statement has become effective; (ii) when any post-approval amendment to the Conversion Application has been approved; (iii) when any post-approval amendment to the Holding Company Application has been approved; (iv) when any comments from the Commission, the OTS, or any other governmental entity are issued with respect to the Registration Statement, Conversion Application, Holding Company Application, or the transactions contemplated by this Agreement; (v) when any request is made by the Commission, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application or the Holding Company Application, or for any other additional information; (vi) when the Commission, the OTS or any other governmental entity issues any order or takes or threatens any action to suspend the Offering, the effectiveness of the Registration Statement, or the use of the Prospectus or any other filing of the Company or the Savings Bank under the Conversion Regulations, or other applicable law; (vii) the issuance by the Commission, the OTS or any other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the approval of the Conversion Application or the Holding Company Application, or of the initiation or threat of initiation of any proceedings for any such purpose; or (viii) the occurrence of any event mentioned in paragraph (j) below; and the Company and the Savings Bank shall make every reasonable effort to prevent the issuance by the Commission, the OTS or any state authority of any order referred to in (vi) and (vii) above, and if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

     (f) As of the Closing Date, the Savings Bank shall have all approvals and authority to issue and sell the capital stock of the Savings Bank to the Company and the Company shall have such approvals and orders to issue and sell the Shares as provided for herein and as described in the Prospectus.

     (g) The Company and the Savings Bank shall deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. The Company and the Savings Bank shall also deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings.

     (h) The Company shall furnish to the Agent, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such Prospectus as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"); and the Company authorizes the Agent to use the Prospectus in any lawful manner contemplated by the Plan in connection with the sale of the Shares.

Charles Webb & Company
Page 15
________________, 1998

     (i) The Constituent Entities shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission and the OTS and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, to be complied with subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Company and the Savings Bank shall comply, at their own expense, with all requirements imposed upon them by the Commission and the OTS, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (j) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the Constituent Entities shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Constituent Entities or in the opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered, the Company and the Savings Bank shall, at their own expense, prepare and file with the Commission and the OTS and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to the Agent and its counsel after a reasonable time for review) which shall amend or supplement the Registration Statement or Prospectus, so that as amended or supplemented the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

     (k) The Constituent Entities shall conduct the Conversion, including the offer and sale of the Shares, in all material respects in accordance with the Plan and the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Constituent Entities by the Commission, the OTS or any other regulatory authority and in the manner described in the Prospectus.

     (l) The Constituent Entities shall each timely furnish to the Agent such information with respect to them as the Agent may from time to time reasonably request.

     (m) The Company shall take all necessary action required to register the Shares for offering and sale by the Company or to exempt such Shares from registration and to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the Blue Sky Laws of such jurisdictions in which the Agent and the Company and the Savings Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified; and in each jurisdiction where any of the Shares shall

Charles Webb & Company
Page 16
________________, 1998

have been qualified or registered the Company shall prepare and file, at its own expense, such statements and reports as may be required by the laws of such jurisdiction.

     (n) The Savings Bank shall duly establish and maintain the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in accordance with the Conversion Regulations.

     (o) The Company and the Savings Bank shall not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without the prior written consent of the Agent, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

     (p) The Common Stock shall be the subject of an effective registration statement under Section 12(g) of the 1934 Act as of the Closing Date and the Company shall maintain the effectiveness of such registration for not less than two years.

     (q) During the period during which the Common Stock is registered under the 1934 Act or for two years from the Closing Date, whichever period is greater, the Company shall furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report in accordance with Rule 14a-3(b) of the 1934 Act Regulations.

     (r) During the period of two years from the Closing Date, the Company shall furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Savings Bank as the Agent may reasonably request; and (iii) from time to time, such other non-confidential information concerning the Company or the Savings Bank as the Agent may reasonably request.

     (s) The Company and the Savings Bank shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     (t) The Company will not distribute any prospectus (as defined in Section 2(10) of the 1933 Act) other than the Prospectus and the Sales Information (as defined in Section 8 hereof) in connection with the offer and sale of the Shares without first notifying the Agent.

Charles Webb & Company
Page 17
________________, 1998

     (u) The Company shall use its best efforts to (i) encourage and assist three market makers to establish and maintain a market for the Shares and (ii) list the Shares on The Nasdaq Stock Market effective on or prior to the Closing Date.

     (v) The Savings Bank shall maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Savings Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations cancelled in accordance with the Plan and as described in the Prospectus. The Savings Bank shall maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Savings Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

     (w) The Company shall register as a savings and loan holding company under the HOLA within 90 days of the Closing Date.

     (x) The Company and the Savings Bank shall take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

     (y) The Savings Bank will not amend the Plan of Conversion without notifying the Agent prior thereto.

     (z) The Company and the Savings Bank shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary in allocating the Shares in such event.

     (aa) The Company and the Savings Bank shall comply with the provisions of Rule 158 of the 1933 Act Regulations.

     (bb) The Company shall report the use of proceeds of the Offering pursuant to Rule 463 of the 1933 Act Regulations.

     (cc) The Constituent Entities shall use all reasonable efforts to satisfy, or cause to be satisfied, the conditions precedent to the several obligations of the Agent specified in Section 7 hereof.

     (dd) Until the Closing Date, the Constituent Entities shall conduct their businesses in material compliance with all applicable federal and state laws, rules, regulations, decisions,

Charles Webb & Company
Page 18
________________, 1998

directives and orders, including all decisions, directives and orders of the Commission, the OTS and the FDIC.

     (ee) Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) all of the authorized and outstanding capital stock of the Savings Bank shall be owned by the Company, (ii) the Company shall have no direct subsidiaries other than the Savings Bank, and (iii) the Conversion shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Constituent Entities in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

     SECTION 6. COVENANTS OF THE AGENT.  The Agent hereby covenants with the
                ----------------------
Company and the Savings Bank as follows:

     (a) During the Offering, the Agent shall comply, in all material respects, with all requirements imposed upon it by the OTS and, to the extent applicable, by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

     (b) The Agent shall distribute the Prospectus in connection with the sales of the Common Stock in accordance with the Conversion Regulations, the 1933 Act and the 1933 Act Regulations.

     SECTION 7. CONDITIONS TO THE AGENT'S OBLIGATIONS.  The Agent's obligations
                -------------------------------------
hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Constituent Entities herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Constituent Entities shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

     (a) At the Closing Date, the Constituent Entities shall have conducted the Conversion in all material respects accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS, the FDIC, the Commission and any state securities agency.

     (b) The Registration Statement shall have been declared effective by the Commission, the Conversion Application approved by the OTS, and the Holding Company Application approved by the OTS, not later than 5:30 p.m. on the date of this Agreement or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, or any state authority and no

Charles Webb & Company
Page 19
________________, 1998

order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the knowledge of the Constituent Entities, threatened by the Commission, the OTS or any other federal or state authority.

     (c) At the Closing Date, the Agent shall have received:

          (1) The favorable opinion, dated as of the Closing Date and addressed to the Agent for their benefit, of Breyer & Aguggia, counsel for the Company and the Savings Bank, in form and substance to the effect that:

               (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified to do business and in good standing as a foreign corporation in Missouri.

               (ii) The Savings Bank is and upon consummation of the Conversion will remain a validly existing federal savings bank in the capital stock form of organization under the laws of the United States of America with full corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus; and upon consummation of the Conversion, all of the issued and outstanding capital the stock of the Savings Bank shall be duly authorized, validly issued, fully paid and non-assessable, and all such capital stock shall be owned of record and, to such counsel's knowledge, shall be owned beneficially by the Company free and clear of any liens, encumbrances or claims.

               (iii) The Savings Bank is a member of the FHLB-Des Moines; the deposit accounts of the Savings Bank are insured by the FDIC under the SAIF up to the maximum amount allowed under law; and, to such counsel's knowledge, no proceedings for the termination or revocation of such membership or insurance are pending or threatened.

               (iv) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company shall be within the range set forth in the Prospectus under the caption "Capitalization," and except for shares issued upon incorporation of the Company, no shares of Common Stock have been issued prior to the Closing Date; upon consummation of the Conversion, the Shares issued to public shareholders of the Savings Bank and the Shares subscribed for pursuant to the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment

Charles Webb & Company
Page 20
________________, 1998

          of the consideration calculated as set forth in the Plan and the Prospectus (in the case of the Shares subscribed for pursuant to the Offering), shall be duly and validly issued, fully paid and non-assessable, except that Shares purchased by the ESOP with funds borrowed from the Company are not fully paid to the extent payment therefor in cash has not been received by the Company; except for subscription rights granted pursuant to the Plan, the issuance of the Shares is not subject to preemptive rights; the terms and provisions of the Shares conform to the description thereof contained in the Prospectus; and the form of certificate used to evidence the Common Stock complies with applicable law. To such counsel's knowledge, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

               (v) The Conversion Application and the Holding Company Application have been approved by the OTS, and the Prospectus and the proxy statement of the Savings Bank have been authorized for use by the OTS; and no action is pending or, to such counsel's knowledge, threatened to revoke any such authorizations or approvals.

               (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Constituent Entities; and this Agreement is a valid and binding obligation of the Constituent Entities, enforceable against them in accordance with its terms, except as the enforceability thereof may be limited (a) by bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions and their holding companies, (b) by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, (c) by laws relating to the safety and soundness of insured depository institutions or (d) by applicable law or public policy with respect to the indemnification and contribution provisions contained herein, including without limitation the provisions of Sections 23A and 23B of the Federal Reserve Act.

               (vii) The execution and delivery of this Agreement and the incurrence and performance of the obligations set forth herein by the Constituent Entities do not (a) result in any violation of any applicable law or regulation (except that no opinion need be rendered with respect to the Blue Sky Laws of various jurisdictions), (b) conflict with or violate the certificate of incorporation and bylaws of the Company or the respective charters and bylaws of the MHC and the Savings Bank, or (c) to such counsel's knowledge, constitute a breach of, or

Charles Webb & Company
Page 21
________________, 1998

          default under (or an event which, with notice or lapse of time or both, would constitute a default under), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Savings Bank or the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the Constituent Entities is a party or by which any of them may be bound, or to which any of the property or assets of the Constituent Entities is subject that, individually or in the aggregate would have a material adverse effect on the financial condition, results of operations or business of the Company and the Savings Bank, considered as one enterprise.

               (viii) The Plan has been duly adopted by the votes of the directors of the Constituent entities required by the Conversion Regulations and, based upon the certificate of the inspectors of election, approved by the eligible shareholders of the Savings Bank and by the eligible voting members of the MHC in accordance with the Conversion Regulations and the respective charters and bylaws of the MHC and the Savings Bank.

               (ix) Subject to the satisfaction of the conditions to the OTS approval of the Conversion, no further approval, registration, authorization, consent or other order of or notice to any governmental agency is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the Blue Sky Laws of various jurisdictions or the rules and regulations of the NASD (as to which no opinion need be rendered).

               (x) The Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness has been issued or proceedings therefor initiated or, to such counsel's knowledge, threatened by the Commission.

               (xi) At the time the Conversion Application, including the Prospectus contained therein, was approved by the OTS, the Conversion Application, including the Prospectus contained therein (other than the financial statements, the notes thereto, financial tables, and other financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Conversion Regulations.

               (xii) At the time that the Registration Statement became effective, the Registration Statement, including the Prospectus (other than the financial statements, the notes thereto, financial tables, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

Charles Webb & Company
Page 22
________________, 1998

               (xiii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against any of the Constituent Entities or their principals that are required to be disclosed in the Registration Statement and the Prospectus other than those disclosed therein .

               (xiv) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement or the Prospectus or required to be filed as exhibits to the Registration Statement or the Conversion Application other than those described or referred to therein or filed as exhibits thereto; the descriptions in the Conversion Application, the Registration Statement and the Prospectus of the contracts, indentures, mortgages, loan agreements, notes, leases or other instruments filed as exhibits thereto are accurate in all material respects and fairly present the information required to be shown.

               (xv) The Plan complies with the HOLA and the Conversion Regulations; no order has been issued by the OTS, the Commission or any state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to such counsel's knowledge, threatened; and, to such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Plan, the Conversion Application, the Holding Company Application or the Prospectus.

               (xvi) To such counsel's knowledge, the Constituent Entities have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for licenses, approvals or authorizations the failure of which to have would not result in a material adverse change in the financial condition, results of operation or the business of the Company and the Savings Bank, considered as one enterprise, and, to such counsel's knowledge, all such licenses, permits and other governmental authorizations are in full force and effect, and, to such counsel's knowledge, the Constituent Entities are in all material respects complying therewith.

               (xvii) To such counsel's knowledge, none of the Constituent Entities is in violation of its certificate of incorporation and bylaws, or charter and bylaws, as the case may be, nor, to such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the Constituent Entities is a party or by which any of the Constituent Entities or any of their

Charles Webb & Company
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________________, 1998

          property may be bound in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Company and the Savings Bank, considered as one enterprise.

               (xviii) To such counsel's knowledge, none of the Constituent Entities is in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting its business.

               (xix) The information in the Prospectus under the captions "Regulation, "The Conversion," "Restrictions on Acquisition of the Holding Company," "Taxation," and "Description of Capital Stock of the Holding Company," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate and complete in all material respects.

          In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the Constituent Entities and certificates of public officials. Such opinion may specify that it shall be limited to matters of federal and Delaware law. All references to such counsel's "knowledge" in such opinion shall refer to the actual and conscious awareness of facts or other information of the individual Breyer & Aguggia attorneys who have been actively involved in the transactions contemplated by this Agreement or the preparation of such opinion. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of one of the Constituent Entities, or its counsel, shall have received a copy of such proceedings, order, stop order or action, and such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or governmental authority has manifested to the management of one of the Constituent Entities. or to its counsel, a present intention to initiate such litigation or proceeding. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Constituent Entities.

          In addition, such counsel shall provide a letter stating that during the preparation of the Registration Statement, Conversion Application and the Prospectus, such counsel participated in conferences with certain officers and other representatives of the Constituent Entities, representatives of the Agent, counsel to the Agent and representatives of the independent public accountants for the Constituent Entities at which the contents of the Registration Statement, the Conversion Application and the Prospectus and related matters were discussed and, although they are not passing upon and do not assume the responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Conversion Application and Prospectus, on the basis of the foregoing (relying as to factual matters on certificates of officers and other factual representations by the Constituent Entities), nothing has come to such

Charles Webb & Company
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     counsel's attention that caused them to believe that the Registration
     Statement at the time it was declared effective by the SEC or the Prospectus as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no comment or opinion with respect to the financial statements, schedules and other financial information and statistical and stock valuation data included, or statistical methodology employed, in the Registration Statement, Conversion Application and Prospectus).

          (2) The favorable opinion, dated as of the Closing Date, of Armstrong, Teasdale, Schlafly & Davis, St. Louis, Missouri, counsel to the Agent, with respect to such matters as the Agent may reasonably require. Such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Company and the Savings Bank delivered pursuant hereto or as such counsel shall reasonably request.

     (d) At the Closing Date, the Agent shall receive certificates of the Chief Executive Officer and the Chief Financial Officer of each of the Constituent Entities, each dated as of the Closing Date, stating that: (i) they have reviewed the Prospectus and, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus and as of the Closing Date, no material adverse change in the financial condition or in the earnings, capital, properties or business of the Constituent Entities, considered as one enterprise, has occurred and no other event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this Section 7 have been satisfied;
(iii) the representations and warranties in Section 3 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iv) the Constituent Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (v) no stop order suspending the effectiveness of the Registration Statement is pending or, to the knowledge of the Constituent Entities, threatened by the Commission or any state authority; (vi) no order suspending the Offering, the Conversion, or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of the Constituent Entities, threatened by the OTS, the Commission, or any other authority; and (vii) to the knowledge of the Constituent Entities, no person has sought to obtain review of the action of the OTS approving the Plan.

     (e) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, or in the earnings or business of the Constituent Entities, considered as one enterprise, from that as of the latest dates

Charles Webb & Company
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________________, 1998

as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (ii) the Constituent Entities shall not have received any directive from the OTS or the FDIC to make any material change in the method of conducting their business with which it has not complied (which directive, if any, shall have been disclosed to the Agent) or which materially and adversely would affect their business, operations or financial condition or income, considered as one enterprise; (iii) the Constituent Entities shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Constituent Entities, threatened against the Constituent Entities or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financial condition or income of the Constituent Entities, considered as one enterprise; and (v) where required, the Shares have been qualified or registered for offering and sale under the Blue Sky Laws of the jurisdictions in which the Shares have been offered for sale.

     (f) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Deloitte & Touche LLP dated the date hereof and addressed to the Agent: (i) confirming that Deloitte & Touche LLP are independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, 12 CFR
Section 571.2(c)(3) and the Code of Professional Ethics of the American Institute of Certified Public Accountants, and stating in effect that in their opinion the financial statements of the Savings Bank as of March 31, 1998 and 1997 and for the years ended September 30, 1997, 1996 and 1995 included in the Registration Statement and the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations, and GAAP applied consistently; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Savings Bank prepared by the Savings Bank, a reading of the minutes of the meetings of the Boards of Directors of the Savings Bank and the MHC and the members of the Savings Bank, and consultations with officers of the Savings Bank responsible for financial and accounting matters, nothing came to its attention which caused it to believe that: (A) the unaudited financial statements of the Savings Bank included in the Prospectus are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; and (B) during the period from the date of the latest audited financial statements included in the Prospectus to a specified date not more than three business days prior to the date hereof, there was any increase in borrowings or in non-performing assets by the Company or the Savings Bank; and (C) except as otherwise discussed in the Prospectus, there was any decrease in retained earnings of the Savings Bank at the date of such letter as compared with amounts shown in the latest audited statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Savings Bank for the number of full months commencing immediately after the period covered

Charles Webb & Company
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________________, 1998

by the latest audited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), it has compared with the general accounting records of the Company and/or the Savings Bank, as applicable, which are subject to the internal controls of the Company's and/or the Savings Bank's, as applicable, accounting system and other data prepared by the Company and/or the Savings Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith.

     (g) At the Closing Date, the Agent shall receive a letter from Deloitte & Touche LLP dated the Closing Date, addressed to the Agent, confirming the statements made by them in the letter delivered by them pursuant to subsection
(f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

     (h) At the Closing Date, the Agent shall receive a letter from RP Financial, L.C., dated the Closing Date and addressed to the Agent, (i) confirming that said firm is independent of the Constituent Entities and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company and the Savings Bank expressed in the appraisal as most recently updated, remains in effect.

     (i) The Constituent Entities shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

     (j) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the OTS approving the Conversion Application and the Holding Company Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective;
(iii) a certificate from the OTS evidencing the existence of the Savings Bank;
(iv) a certificate from the OTS evidencing the existence of the MHC; (v) a certificate of good standing from the State of Delaware evidencing the good standing of the Company; (vi) a certificate from the FDIC evidencing the Savings Bank's insurance of accounts; (vii) a certificate of the FHLB-Des Moines evidencing the Savings Bank's membership therein, and (viii) any other documents that the Agent shall reasonably request.

Charles Webb & Company
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________________, 1998

     (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or The Nasdaq Stock Market or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, Missouri or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks, Missouri or federal savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities in the effect of any of items (i) through (iii) above in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

     SECTION 8. INDEMNIFICATION.
                ---------------

     (a) The Constituent Entities jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are related to the Conversion or any action taken by the Agent where acting as agent of the Constituent Entities, including without limitation the denial or reduction of a subscription or order to purchase Common Stock based upon the deposit records of the Savings Bank or otherwise; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), or any blue sky application or other instrument or document executed by any of the Constituent Entities or based upon written information supplied by any of the Constituent Entities filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Constituent Entities based upon written or oral

Charles Webb & Company
Page 28
________________, 1998

information furnished by or on behalf of the Company or the Savings Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof;
(iii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Constituent Entities by the Agent regarding the Agent; and provided further, however, that the Constituent Entities shall not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court of competent jurisdiction to have resulted from the Agent's bad faith or gross negligence.

     (b) The Agent agrees to indemnify and hold harmless the Constituent Entities, their directors and officers and each person, if any, who controls any of the Constituent Entities within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Constituent Entities and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent (i) that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from,

Charles Webb & Company
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________________, 1998

the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or the Conversion Application (or any amendment or supplement thereto), and Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Constituent Entities by the Agent regarding the Agent.

     (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) The agreements in this Section 8 and in Section 9 hereof and the representations and warranties of the Constituent Entities set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or their officers, directors or controlling persons, agents or employees or by or on behalf of the Company or the Savings Bank or any officers, directors or controlling persons, agents or employees of any of the Constituent Entities; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

     SECTION 9. CONTRIBUTION.  In order to provide for just and equitable
                ------------
contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Constituent Entities or the Agent, as the case may be, the Constituent Entities and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Constituent Entities or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion

Charles Webb & Company
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________________, 1998

represented by the percentage that the fees and expenses paid to the Agent pursuant to Section 2 of this Agreement bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Constituent Entities shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Constituent Entities, on the one hand, and the Agent, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Constituent Entities, on the one hand, and the Agent, on the other, from the Offering (before deducting expenses). The relative benefits received by the Constituent Entities, on the one hand, and the Agent, on the other, shall be deemed to be in the same proportion as the gross proceeds from the Offering received by the Company bear to the total fees and expenses received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission alleged omission to state a material fact relates to information supplied by the Constituent Entities, on the one hand, or the Agent, on the other, and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Constituent Entities and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Constituent Entities under this Section 9 and under Section 8 shall be in addition to any liability which the Constituent Entities may otherwise have. For purposes of this Section 9, each of the Agent's or any of the Constituent Entities' officers and directors and each person, if any, who controls the Agent or any of the Constituent Entities within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent or the Constituent Entities. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, shall notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or

Charles Webb & Company
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otherwise than under this Section 9. To the extent applicable, the Constituent
Entities' and the Agent's obligations under this Section 9 are subject to and limited by public policy and the provisions of applicable law.

     SECTION 10. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES.  The
                 -------------------------------------------------------
respective indemnities of the Constituent Entities and the Agent, and the representations and warranties and other statements of the Constituent Entities and the Agent set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Constituent Entities or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Constituent Entities and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     SECTION 11. TERMINATION. (a) The Agent may terminate its obligations under
                 -----------
this Agreement by giving the notice indicated below in subsection (b) at any time after this Agreement becomes effective as follows:

          (i) In the event the Company fails to sell the required minimum number of Shares by the End Date, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Savings Bank to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2, 8, 9 and 10 hereof.

          (ii) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Company and the Savings Bank of such cancellation as provided in Section 12 hereof in writing or at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 8, 9 and 10 hereof.

          (iii) In the event any of the Constituent Entities is in material breach of the representation and warranties or covenants contained in Sections 3 and 5 and such breach has not been cured after the Agent has provided the Company and the Savings Bank with notice of such breach.

     (b) If the Agent elects to terminate this Agreement with respect to it as provided in this Section 11, the Company and the Savings Bank shall be notified promptly by telephone, confirmed by letter.

Charles Webb & Company
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     (c) The Constituent Entities may terminate this Agreement with respect to the Agent in the event the Agent is in material breach of the representations and warranties or covenants contained in Sections 4 and 6 and such breach has not been cured after the Company and the Savings Bank have provided the Agent with notice of such breach.

     (d) This Agreement may also be terminated by mutual written consent of the parties hereto.

     SECTION 12.  NOTICES.  Except as herein otherwise specifically provided, in
                  -------
order to be effective all notices or other communications provided for hereunder shall be in writing and mailed or delivered by courier as follows: if to the Agent, to Charles Webb & Company, 211 Bradenton, Dublin, Ohio 43017-5034,
Attention: Patricia A. McJoynt (with a copy to Armstrong, Teasdale, Schlafly & Davis, One Metropolitan Square, St. Louis, Missouri 63102, Attention: John L. Gillis, Jr., Esq.); or if to any one or more of the Constituent Entities, to the Company and the Savings Bank at 12300 Olive Boulevard, St. Louis, Missouri 63141, Attention: William A. Donius, President (with a copy to Breyer & Aguggia, Suite 470 East, 1300 I Street, N.W., Washington, D.C. 20005, Attention: Paul M. Aguggia, Esq.). Notices shall be effective upon delivery to the recipient's address as specified herein. Notices may also be given by facsimile transmission to a fax number provided by a party for such purpose, and shall be deemed delivered upon electronic confirmation to the sender of a successful transmission.

     SECTION 13.  PARTIES.  The Constituent Entities shall be entitled to act
                  -------
and rely on any request, notice, consent, waiver or agreement given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Constituent Entities when the same shall have been given by the undersigned or any other officer of the Constituent Entities. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Constituent Entities, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     SECTION 14. ENTIRE AGREEMENT.  It is understood and agreed that this
                 ----------------
Agreement is the exclusive agreement among the paries hereto, and supersedes any prior agreement among the parties (except for specific references herein to the Letter Agreement) and may not be varied except in writing signed by all the parties.

     SECTION 15. PARTIAL INVALIDITY.  In the event that any term, provision or
                 ------------------
covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Charles Webb & Company
Page 33
________________, 1998

     SECTION 16. CONSTRUCTION.  This Agreement shall be construed in accordance
                 ------------
with the laws of the State of New York, except to the extent that federal law shall apply.

     SECTION 17. COUNTERPARTS.  This Agreement may be executed in separate
                 ------------
counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     If the foregoing correctly sets forth the arrangement among the Constituent Entities and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement among the parties.

                              Very truly yours,

PULASKI BANCSHARES M.H.C.                    PULASKI BANK, A FEDERAL
                                             SAVINGS BANK


By:                                          By:
   ----------------------------                 ----------------------------
     William A. Donius                            William A. Donius
     President                                          President

PULASKI FINANCIAL CORP.



By:
   ----------------------------
     William A. Donius
     President


Accepted as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.
Through Its Division,
CHARLES WEBB & COMPANY


By:
   ----------------------------
     Patricia A. McJoynt
     Executive Vice President